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                                                                    EXHIBIT 99.1


FOR RELEASE: Wednesday, March 8, 2000


                 TRAVELOCITY.COM AND PREVIEW TRAVEL CLOSE MERGER

   TRAVELOCITY.COM: THIRD LARGEST E-COMMERCE SITE AND THE LARGEST TRAVEL SITE

FORT WORTH, TX and SAN FRANCISCO, CA - Travelocity.com (NASDAQ: TVLY) and Preview Travel, Inc. today announced the close of a merger combining the two companies. The completion of the merger follows the approval yesterday of Preview Travel stockholders.

         Sabre Holdings Corporation (NYSE: TSG) will retain approximately 70 percent ownership of the new Travelocity.com business with the remaining 30 percent to be publicly held, as described in the company's filings with the Securities and Exchange Commission. Preview Travel shares will convert 1:1 into shares for the new company, Travelocity.com Inc. The new company trades beginning today under the symbol TVLY on the NASDAQ National Market System. The combined company is valued at approximately $2.2 billion as of yesterday's closing price of $46.00 per share.

         "The merger represents the dawn of a new era for the travel industry," said Terrell B. Jones, president and chief executive officer for Travelocity.com. "Bringing together the best of both companies, the new Travelocity.com will offer members the most powerful combination of innovative travel planning and booking tools, travel-related content, technology and customer service that can be found anywhere in the world today - online or offline."

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         Travelocity.com is now the third largest e-commerce site (based on reach and unique visitors) following Amazon.com and eBay and is the largest online travel site - 50 percent larger than its nearest competitor based on gross sales. Combined membership for Travelocity.com and Preview Travel is more than 17 million and combined gross sales totaled $1.2 billion in 1999.(1)

          "The new Travelocity.com is now the clear leader in the Internet travel market, the largest consumer e-commerce category," said James Hornthal, founder and chairman of Preview Travel. "Our millions of loyal customers can look forward to continued innovation and world-class travel products and services from Travelocity.com."

COMBINING THE TWO COMPANIES

         The new Travelocity.com combines the strengths of both companies. Travelocity.com brings a depth of reservation capabilities from the Sabre computer reservations system, as well as industry-first features, superior customer service, partnership reach and extensive brand recognition, while Preview Travel brings user-friendly content and extensive vacation planning and booking features. This combination positions the new Travelocity.com to continue its leadership in the Internet travel space.

         "Our goal is to truly change the way consumers shop for and buy travel. We have already introduced a set of robust travel tools that enhance our combined members' overall experience and approach to travel," added Jones. "This is only the beginning as we aggressively move to fulfill our vision. Many more improvements will be made throughout the year as we fully integrate the two sites."

         Integration of the two sites to create the new Travelocity.com has begun and is expected to be completed by third quarter 2000. As part of this process, the following new features have recently been incorporated into the Travelocity.com site:


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o    DREAM MAPS - New from Travelocity.com, this industry-first feature enables members to enter a preferred dollar amount for airfare and view an interactive map of the U.S. indicating where they can travel based on that amount.

o VACATIONS AND CRUISES - Exceptional vacation and cruise content from Preview Travel is now available through Travelocity.com Vacations. The section features a new vacation and cruise finder tool, a mountain resort guide with interactive maps displaying the lowest airfares to resorts across the U.S. and Canada, and a wide variety of vacation and cruise deals.

o MULTI-MEDIA VACATION VIDEOS - With broadband capabilities available through alliances with Excite@Home, Time Warner, Inc. Road Runner, AOL+, and a vast online multi-media library of vacation destination and cruise videos, Travelocity.com members now can view 360 (degree) photos of cabins and amenities on cruise ships and virtually visit vacation spots. As it integrates the two sites, the new company will focus on expanding Travelocity.com's worldwide leadership position and improving member experience through increased customer service and real-time service offerings.

         Both the Travelocity.com and Preview Travel sites will remain fully operational until site integration is complete, allowing members to plan and book travel from both sites during this process.

ALLIANCES

         The new Travelocity.com will build upon strategic alliances with major Internet and media companies including America Online, Yahoo!, Lycos, Go Network, Excite@Home and Time Warner, Inc. Road Runner.

         The roll-out of a new five-year agreement with America Online, Inc. is planned to begin early April 2000. Under this agreement Travelocity.com will be the exclusive reservations engine for all travel-related services within AOL service, AOL.COM, AOL Digital City and Netscape Netcenter. This agreement


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also calls for a unique revenue sharing structure designed to enable the companies to share commissions on travel sales and advertising revenue based on the success of this alliance.

EXECUTIVE MANAGEMENT AND BOARD OF DIRECTORS

         The new company is headquartered in Fort Worth, Texas, with offices in San Francisco and New York, and customer service centers in San Antonio, San Francisco and Sacramento. Terrell B. Jones is the president and chief executive officer of the new company. Ramesh Punwani is the chief financial officer. The Travelocity.com board is composed of 9 members. William J. Hannigan, chief executive officer and president of Sabre Inc., serves as chairman of the board. James Hornthal serves as vice chairman.

         Travelocity.com provides online reservations capabilities for more than 95 percent of the world's airline seats, more than 47,000 hotels, more than 50 car rental companies and more than 1,800 vacation packages. This reservations capability is paired with access to a vast database of destination and interest information.

                                INVESTOR NOTICE

Statements in this news release which are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth, are forward looking statements. Any forward looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward looking statements, including risks related to, but not limited to: the failure to successfully integrate Preview Travel's operations with those of Travelocity.com; Travelocity.com's relationship with Sabre; the limited operating history of Travelocity.com and Preview Travel; the expectation of continued net losses for the foreseeable future; a decline in or elimination of commissions; expenses associated with financial commitments to Internet portals; adverse changes or interruptions in relationships with travel suppliers, distribution partners and other service providers; security breaches and other systems-related failures; and legal and regulatory constraints. Further information regarding factors that could affect Travelocity.com's financial and other results is included in


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Travelocity.com's filings with the Securities and Exchange Commission.
Travelocity.com undertakes no obligation to update any forward looking statements.

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(1) Travelocity.com garnered 9.6 percent reach and a combined 6.5 million unique visitors in January 2000, according to the World Wide Web Audience Ratings
Report conducted by Media Metrix Inc.

                                      # # #

CONTACTS:
Travelocity.com Inc.:
Judy Haveson/Dawn Caesar
judy@vollmerpr.com/dawn@vollmerpr.com
Vollmer
512-472-3515

         For more information about the merger, visit the press room at
                              www.travelocity.com.


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